Exhibit 99.1

RENNOVA HEALTH postpones special meeting of stockholders

to june 16, 2017

WEST PALM BEACH, Fla. (June 8, 2017) – Rennova Health, Inc. (NASDAQ: RNVA), (NASDAQ: RNVAZ) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, announces the postponement of its Special Meeting of Stockholders to June 16, 2017 at 11:00 a.m. Eastern time at the offices of Shutts & Bowen LLP, 525 Okeechobee Boulevard, Suite 1100, West Palm Beach, FL 33401. The record date of April 21, 2017 remains unchanged. This Special Meeting was originally scheduled for May 19, 2017, and was subsequently postponed to May 26, 2017, to June 2, 2017 and to June 9, 2017. This most recent postponement is necessary because a quorum of shares represented at the meeting continues not to be achieved.

“While our proxy solicitors are making progress toward the 50% quorum, currently just under 46% of the shares have been voted, thus requiring another rescheduling of our Special Meeting. That said, 82% of the votes cast to date are in favor of the proposals,” commented Seamus Lagan, chief executive officer of Rennova. “I continue to impress upon our stockholders that Rennova incurs expenses each time the solicitation is extended. These delays are costly in terms of time, money and progress with our business plan, which is not something any stockholder wants to experience at this critical time of our development. We urge all stockholders, regardless of the size of their holdings, to take the time to vote and enable the Company to progress its plans for the benefit of all.”

Stockholders who have already voted do not need to recast their votes. Stockholders who have not yet voted are strongly encouraged to do so. Stockholders who own their shares in “street name” through a stock brokerage account or through a bank or nominee should consult the broker, bank or nominee about its procedures to vote the shares.

The Special Meeting is for the following purposes:

1.	To approve, for the purpose of Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock underlying Senior Secured Original Issue Discount Convertible Debentures and three series of Warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of March 15, 2017, and those certain Exchange Agreements, dated as of March 15, 2017, between the Company and the investors named therein, in an amount in excess of 19.99% of the Company’s Common Stock outstanding before the issuance of such Senior Secured Original Issue Discount Convertible Debentures and Warrants;

2.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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